**BYLAWS OF**
**DOUBLE HALO RESOURCES INC.**

**A Nevada Corporation**

## ARTICLE I
## Shareholders

**Section 1. Annual Meeting.** Annual meetings of the Shareholders shall be held at such time as may be set by the Board of Directors from time to time, at which the Shareholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

**Section 2. Special Meetings.** Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of Shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

**Section 3. Place of Meetings.** All annual meetings of the Shareholders shall be held at the registered office of the Corporation or at such other place within or without the State of Nevada as the Directors shall determine. Special meetings of the Shareholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in duly executed waiver of notice thereof. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

**Section 4. Quorum: Adjourned Meetings.** The holders of a majority of the Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

**Section 5. Voting.** Each Shareholder of record of the Corporation holding Stock, which is entitled to vote at this meeting, shall be entitled at each meeting of Shareholders to one vote for each share of Stock standing in his name on the books of the Corporation. Upon the demand of any Shareholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the Stock having voting power present in person or represented by proxy shall be sufficient to elect Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

**Section 6. Proxies.** At any meeting of the Shareholders any Shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the Shareholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of voters shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding Officer of the meeting.

**Section 7. Action Without Meeting.** Any action, which may be taken by the vote of the Shareholders at a meeting, may be taken without a meeting if authorized by the written consent of Shareholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

## ARTICLE II
## Directors

**Section 1. Management of Corporation.** The business of the Corporation shall be managed by its board of Directors, which may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

**Section 2. Number, Tenure, and Qualifications.** The number of Directors, which shall constitute the whole board, shall be at least one. The number of Directors may from time to time be increased or decreased to not less than one, nor more than fifteen. The Directors shall be elected at the annual meeting of the Shareholders and except as provided in Section 3 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be Shareholders.

**Section 3. Vacancies.** Vacancies in the Board of Directors including those caused by an increase in the number of Director positions, may be filled by a vote of the majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders. The holders of two-thirds of the outstanding shares of Stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by written statement filed with the secretary or, in his absence, with any other Officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors is increased, or if the Shareholders fail at any annual or special meeting of Shareholders at which any Director or Directors are elected to elect the full number of Directors authorized to be elected at that meeting.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

**Section 4. Annual and Regular Meetings.** Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board may be held at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

**Section 5. First Meeting.** The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of Shareholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

**Section 6. Special Meetings.** Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two Directors.

Written notice of the time and place of any special meeting shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such Director.

**Section 7. Business of Meetings.** The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

**Section 8. Quorum; Adjourned Meetings.** A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any

action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board at a regular meeting.

A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors if the time and place is fixed at the meeting adjourned.

**Section 9. Committees.** The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the Directors of the Corporation which to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be fixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

**Section 10. Action Without Meeting.** Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to the action is signed by a majority of the members of the Board of Directors or of such committee, as the case may be.

**Section 11. Special Compensation.** The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

**Section 12. Preferred Stock.** The Board of Directors has the power, without further action by the shareholders, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series' as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the shareholders of the common stock or the preferred stock of any other series.

## ARTICLE III
## Notices

**Section 1. Notice of Meetings.** Notices of meetings shall be in writing and signed by either the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a Shareholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such Shareholder. Personal delivery of any such notice to any Officer of a Corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of Stock, after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

**Section 2. Effect of Irregularly Called Meetings.** Whenever all parties entitled to vote at any meeting, whether of Directors or Shareholders, consent, either by writing on the records of the meeting filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having the right to vote at such meeting; and such consent or approval of Shareholders may be by proxy or attorney, but all such proxies and powers of attorney must in writing.

**Section 3. Waiver of Notice.** Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

## ARTICLE IV
## Officers

**Section 1. Election.** The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be Directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

**Section 2. Chairman of the Board.** The Chairman of the Board shall preside at meetings of the Shareholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

**Section 3. Vice Chairman of the Board.** The Vice Chairman of the Board shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

**Section 4. President.** The President shall be the Chief Executive Officer of the Corporation and shall have active management of the business of the Corporation. He shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the execution thereof shall be expressly designated by the Board of Directors to some other Officer or agent of the Corporation.

**Section 5. Vice President.** The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice President shall perform such other duties and have such other powers as the President of the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

**Section 6. Secretary.** The secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as the President or the Board of Directors may from time to time prescribe.

**Section 7. Assistant Secretaries.** The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

**Section 8. Treasurer.** The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond in such sum, and with such surety or sureties, as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

**Section 9. Assistant Treasurers.** The Assistant Secretaries shall act under the direction of the President. In the order of their seniority, unless otherwise determined by the President or the

Board of Directors, they shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

**Section 10. Compensation.** The salaries and compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

**Section 11. Removal; Resignation.** The Officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any Officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

## ARTICLE V
## Capital Stock

**Section 1. Certificates.** Every Shareholder shall be entitled to have a certificate signed by the President or a Vice President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of Stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of Stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the Corporation shall issue to represent such Stock.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the Officers of the Corporation may be facsimiles. In case any Officer who signed or whose facsimile signature has been placed upon a certificate shall cease to be an Officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be an Officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to a certificate of Stock.

**Section 2. Lost or Destroyed Certificates.** The Board of Directors may direct a new Stock certificate or certificates to be issued in place of any certificate or certificates issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as an indemnity against any claim that may be made against the Corporation with the respect to the certificate or certificates alleged to have been lost or destroyed.

**Section 3. Replacement Certificates.** Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of Stock have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

**Section 4. Record Date.** The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of Shareholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital Stock shall go into effect, or a date in connection with obtaining the consent of Shareholders for any purpose, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any Stock on the books of the Corporation after any such record date fixed as aforesaid.

**Section 5. Registered Owner.** The Corporation shall be entitled to recognize the person registered on its books as the owner of Stock to be the exclusive owner for all associated purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such Stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

**Section 6. Restrictions on Transfer.** No Shareholder may sell, transfer or otherwise dispose of any Stock without the consent of the Board of Directors. The Board of Directors is not required to provide reasons for any refusal to consent to any such sale, transfer or other disposition.

## ARTICLE VI
## General Provisions

**Section 1. Registered Office.** The registered office of this Corporation shall be in the State of Nevada.

The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

**Section 2. Distributions.** Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting thereof. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

**Section 3. Reserves.** Before the payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

**Section 4. Checks and Notes.** All checks or demands for the money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

**Section 5. Fiscal Year.** The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

**Section 6. Corporate Seal.** The Corporation may or may not have a corporate seal, as determined from time to time by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

## ARTICLE VII
## Indemnification

**Section 1. Indemnification of Officers, Directors, Employees and Other Persons.** Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contractual right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other rights which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, provision of law or otherwise, as well as their rights under this Article.

**Section 2. Insurance.** The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

**Section 3. Further Bylaws.** The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the general Corporation Law of the State of Nevada.

## ARTICLE VIII
## Amendments

**Section 1. Amendments by Shareholders.** The Bylaws may be amended by a majority Shareholder vote of all the Stock issued and outstanding and entitled to vote for the election of Directors, provided notice of intention to amend shall have been contained in the notice of the meeting.

**Section 2. Amendments by Board of Directors.** The Board of Directors by a majority of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the Shareholders, but the Shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

**President's Certificate of Adoption of the Bylaws of Double Halo Resources Inc.**

I hereby certify that I am duly elected President of Double Halo Resources Inc., a Nevada corporation, and that the foregoing Bylaws constitute the Bylaws of said corporation as duly adopted by the Board of the Directors of the corporation on October 30, 2006.

IN WITNESS WHEREOF, I have here undersigned my name on October 30, 2006.

______________________

Susan Shacker, President